EX-33.2
(logo) CENTRAL MORTGAGE COMPANY
www.CentralMortgageOnline.com


MANAGEMENT'S ASSERTION ON COMPLIANCE
WITH REGULATION AB CRITERIA

Central Mortgage Company, a wholly owned indirect subsidiary of Arvest Bank Group, Inc., (the "Asserting Party") is responsible for assessing compliance as of and for the year ended December 31, 2007 (the "Reporting Period") with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), excluding the inapplicable servicing criteria set forth in Exhibit A hereto (such criteria, after giving effect to the exclusions identified on Exhibit A, the "Applicable Servicing Criteria"). The transactions covered by this report include mortgage backed securities excluding GSEs (Government Sponsored Enterprises) issued on or after January 1, 2006, and serviced by the Asserting Party during the year ended December 31, 2007 (the "Platform"). Exhibit B identifies the asset backed transactions defined by management as constituting the Platform.

The Asserting Party (i) has not identified and is not aware of any material instance of noncompliance by the Vendor with the Applicable Vendor Servicing Criteria and (ii) has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendor with the Applicable Vendor Servicing Criteria for the Reporting Period with respect to the Platform taken as a whole.

The Asserting Party used the applicable criteria in paragraph (d) of Title 17,
Section 229.1122 of the CFR to assess compliance with the Applicable Servicing Criteria.

The Asserting Party has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria as of and for the twelve month period ended December 31, 2007 (the "Reporting Period") with respect to the Platform taken as a whole, except as described in detail in Exhibit C hereto with respect to the criteria set forth in 229.1122(d)(4)(x)(B).

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.


Central Mortgage Company


By: /s/ William G. Roehrenbeck
Name:  William G. Roehrenbeck
Title: President and CEO
Date:  February 26, 2008


801 John Barrow Rd., Suite 1 * Little Rock, AR 72205 * (501) 716-5600 *
(800) 366-2132 * FAX (501) 716-5763

(logo) EQUAL HOUSING
       LENDER


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EXHIBIT A

                                                                                                   INAPPLICABLE
                                                                       APPLICABLE                  SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA          CRITERIA

                                                                   Performed    Performed
                                                                   by           by
                                                                   Servicer     Vendor
Reference                            Criteria

                 General Servicing Considerations

1122(d)(1)(i)    Policies and procedures are instituted             X
                 to monitor any performance or other
                 triggers and events of default in
                 accordance with the transaction
                 agreements.

1122(d)(1)(ii)   If any material servicing activities               X
                 are outsourced to third parties, policies
                 and procedures are instituted to monitor
                 the third party's performance and
                 compliance with such servicing
                 activities.

1122(d)(1)(iii)  Any requirements in the transaction                                                X
                 agreements to maintain a back-up servicer
                 for the mortgage loans are maintained.

1122(d)(1)(iv)   A fidelity bond and errors and                     X
                 omissions policy is in effect on the
                 party participating in the servicing
                 function throughout the reporting period
                 in the amount of coverage required by and
                 otherwise in accordance with the terms of
                 the transaction agreements.

                 Cash Collection and Administration

1122(d)(2)(i)    Payments on mortgage loans are deposited           X
                 into the appropriate custodial bank
                 accounts and related bank clearing
                 accounts no more than two business days
                 following receipt, or such other number
                 of days specified in the transaction
                 agreements.

1122(d)(2)(ii)   Disbursements made via wire transfer on            X
                 behalf of an obligor or to an investor are
                 made only by authorized personnel.

1122(d)(2)(iii)  Advances of funds or guarantees                    X
                 regarding collections, cash flows or
                 distributions, and any interest or other
                 fees charged for such advances, are made,
                 reviewed, and approved as specified in
                 the transaction agreements.

1122(d)(2)(iv)   The related accounts for the                       X
                 transaction, such as cash reserve
                 accounts or accounts established as a
                 form of overcollateralization, are
                 separately maintained (e.g., with respect
                 to commingling of cash) as set forth in
                 the transaction agreements.

1122(d)(2)(v)    Each custodial account is maintained at            X
                 a federally insured depository
                 institution as set forth in the
                 transaction agreements. For purposes of
                 this criterion, "federally insured
                 depository institution" with respect to a
                 foreign financial institution means a
                 foreign financial institution that meets
                 the requirements of Rule 13k-1(b)(1)
                 of the Securities Exchange Act.

1122(d)(2)(vi)   Unissued checks are safeguarded so as              X
                 to prevent unauthorized access.

                                                                                                   INAPPLICABLE
                                                                       APPLICABLE                  SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA          CRITERIA

                                                                   Performed    Performed
                                                                   by           by
                                                                   Servicer     Vendor
Reference                            Criteria

1122(d)(2)(vii)  Reconciliations are prepared on a                  X
                 monthly basis for all asset-backed
                 securities related bank accounts,
                 including custodial accounts and related
                 bank clearing accounts. These
                 reconciliations are (A) mathematically
                 accurate; (B) prepared within 30
                 calendar days after the bank statement
                 cutoff date, or such other number of days
                 specified in the transaction agreements;
                 (C) reviewed and approved by someone
                 other than the person who prepared the
                 reconciliation; and (D) contain
                 explanations for reconciling items.
                 These reconciling items are resolved
                 within 90 calendar days of their original
                 identification, or such other number of
                 days specified in the transaction
                 agreements.

                 Investor Remittances and Reporting

1122(d)(3)(i)    Reports to investors, including those              X^i
                 to be filed with the Commission, are               X^ii
                 maintained in accordance with the
                 transaction agreements and applicable
                 Commission requirements. Specifically,
                 such reports (A) are prepared in
                 accordance with timeframes and other
                 terms set forth in the transaction
                 agreements; (B) provide information
                 calculated in accordance with the terms
                 specified in the transaction agreements;
                 (C) are filed with the Commission as
                 required by its rules and regulations;
                 and (D) agree with the investors' or the
                 trustee's records as to the total unpaid
                 principal balance and number of mortgage
                 loans serviced by the Servicer.

1122(d)(3)(ii)   Amounts due to investors are allocated             X^iii
                 and remitted in accordance with
                 timeframes, distribution priority and
                 other terms set forth in the transaction
                 agreements.

1122(d)(3)(iii)  Disbursements made to an investor are              X^iv
                 posted within two business days to the
                 Servicer's investor records, or such other
                 number of days specified in the transaction
                 agreements.

1122(d)(3)(iv)   Amounts remitted to investors per the              X^v
                 investor reports agree with cancelled
                 checks, or other form of payment, or
                 custodial bank statements.

                 Pool Asset Administration

1122(d)(4)(i)    Collateral or security on mortgage loans           X
                 is maintained as required by the
                 transaction agreements or related
                 mortgage loan documents.

1122(d)(4)(ii)   Mortgage loan and related documents are            X
                 safeguarded as required by the
                 transaction agreements.

1122(d)(4)(iii)  Any additions, removals, or                        X
                 substitutions to the asset pool are made
                 reviewed, and approved in accordance with
                 any conditions or requirements in the
                 transaction agreements.

1122(d)(4)(iv)   Payments on mortgage loans, including any          X
                 payoffs, made in accordance with related
                 mortgage loan documents are posted to the
                 Servicer's obligor records maintained no
                 more than two business days after
                 receipt, or such other number of days
                 specified in the transaction agreements,
                 and allocated to principal, interest or
                 other items (e.g., escrow) in accordance
                 with the related mortgage loan documents.

1122(d)(4)(v)    The Servicer's records regarding the               X
                 mortgage loans agree with the servicer's
                 records with respect to an obligor's
                 unpaid principal balance.

                                                                                                   INAPPLICABLE
                                                                       APPLICABLE                  SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA          CRITERIA

                                                                   Performed    Performed
                                                                   by           by
                                                                   Servicer     Vendor
Reference                            Criteria

1122(d)(4)(vi)   Changes with respect to the terms or               X
                 status of an obligor's mortgage loans (e.g.,
                 loan modifications or re-agings) are
                 made, reviewed and approved by authorized
                 personnel in accordance with the
                 transaction agreements and related pool
                 asset documents.

1122(d)(4)(vii)  Loss mitigation or recovery actions                X
                 (e.g., forbearance plans, modifications
                 and deeds in lieu of foreclosure,
                 foreclosures and repossessions, as
                 applicable) are initiated, conducted and
                 concluded in accordance with
                 the timeframes or other requirements
                 established by the transaction
                 agreements.

1122(d)(4)(viii) Records documenting collection efforts             X
                 are maintained during the period a mortgage
                 loan is delinquent in accordance with
                 the transaction agreements. Such records
                 are maintained on at least a monthly
                 basis, or such other period specified in
                 the transaction agreements, and describe
                 the entity's activities in monitoring
                 delinquent mortgage loans including, for
                 example, phone calls, letters and
                 payment rescheduling plans in cases where
                 delinquency is deemed temporary (e.g.,
                 illness or unemployment).

1122(d)(4)(ix)   Adjustments to interest rates or rates             X
                 of return for mortgage loans with variable
                 rates are computed based on the related
                 mortgage loan documents.

1122(d)(4)(x)    Regarding any funds held in trust for              X
                 an obligor (such as escrow accounts): (A)
                 such funds are analyzed, in accordance
                 with the obligor's mortgage loan documents,
                 on at least an annual basis, or such
                 other period specified in the transaction
                 agreements; (B) interest on such funds is
                 paid, or credited, to obligors in
                 accordance with applicable mortgage loan
                 documents and state laws; and (C) such
                 funds are returned to the obligor within
                 30 calendar days of full repayment of the
                 related mortgage loans, or such other number
                 of days specified in the transaction
                 agreements.

1122(d)(4)(xi)   Payments made on behalf of an obligor              X            X^vi
                 (such as tax or insurance payments) are
                 made on or before the related penalty or
                 expiration dates, as indicated on the
                 appropriate bills or notices for such
                 payments, provided that such support has
                 been received by the Servicer at least 30
                 calendar days prior to these dates, or
                 such other number of days specified in
                 the transaction agreements.

1122(d)(4)(xii)  Any late payment penalties in                      X
                 connection with any payment to be made on
                 behalf of an obligor are paid from the
                 Servicer's funds and not charged to the
                 obligor, unless the late payment was due
                 to the obligor's error or omission.

1122(d)(4)(xiii) Disbursements made on behalf of an                 X
                 obligor are posted within two business
                 days to the obligor's records maintained
                 by the Servicer, or such other number of
                 days specified in the transaction
                 agreements.

1122(d)(4)(xiv)  Delinquencies, charge-offs, and                    X
                 uncollectible accounts are recognized and
                 recorded in accordance with the
                 transaction agreements.

1122(d)(4)(xv)   Any external enhancement or other                                                  X
                 support, identified in Item
                 1114(a)(1) through (3) or Item 1115 of
                 Regulation AB, is maintained as set
                 forth in the transaction agreements.


i Criterion under 1122 (d)(3)(i)(C) is performed by another party participating in the servicing function as described in the transaction agreements.

ii It should be noted that the criteria referenced in 1122(d)(3)(i) regarding reporting and remitting have been interpreted by the Asserting Party as it relates to the Master Servicer instead of the end investor.

iii It should be noted that the criteria referenced in 1122(d)(3)(ii) regarding reporting and remitting have been interpreted by the Asserting Party as it relates to the Master Servicer instead of the end investor.

iv It should be noted that the criteria referenced in 1122(d)(3)(iii) regarding reporting and remitting have been interpreted by the Asserting Party as it relates to the Master Servicer instead of the end investor.

v It should be noted that the criteria referenced in 1122(d)(3)(iv) regarding reporting and remitting have been interpreted by the Asserting Party as it relates to the Master Servicer instead of the end investor.

vi Vendor provides information used by the Asserting Party to pay taxes on behalf of obligors.



(page)


EXHIBIT B


Central Mortgage Company
REG AB Investors
as of December 31, 2007


                                                                    Total of Security as of December 31, 2007
Security                                    Investor   Pool #       Principal Bal            Loan Count
DSLA 2006-AR1                               DTSCHA     20061        $   608,175,787.40            1424
Harborview Mtg Trust 2006-BU1               HARBRI     20061        $   136,725,936.49             491
Harborview Trust 2007-2                     HARBRJ     20072        $   842,887,769.61            1907
Harborview Trust 2007-4                     HARBRK     20074        $     2,277,491.88               6
Harborview Trust 2007-6                     HARBRL     20076        $       916,089.45               2
Harborview Trust 2007-7                     HARBRM     20077        $   550,907,502.48            1521
Harborview Mtg Trust 2006-BU1               HBVSUB     20061        $   234,921,606.63             818
Harborview Trust 2007-1 (HVJSUB)            HVJSUB     20071        $    72,247,014.88             764
MAIA Mtg Finance Statutory Trust 2006-6     LUMIN      20066        $    70,820,678.43             177
MAIA Mtg Finance Statutory Trust 2007-3     LUMINA     20073        $       334,504.55               1
Wells Fargo (MLYNCH 2007-F1-1)              LYNCHA     20071        $   250,408,430.98            1067
Wells Fargo (MLYNCH 2007-OAR1)              LYNCHB     20071        $   382,184,364.01            1100
Wells Fargo (MLYNCH 2007-A1)                LYNCHC     20071        $    69,479,134.26             250
Wells Fargo (MLYNCH 2007-OAR2)              LYNCHD     20072        $    37,764,480.23             126
Wells Fargo (MLYNCH 2007-A2)                LYNCHE     20072        $   101,763,885.03             381
Wells Fargo (MLynch MANA 2007-OAR4)         LYNCHG     20074        $    32,401,193.04             101
Wells Fargo (MLynch MANA 2007-OAR5)         LYNCHH     20075        $    45,645,619.69             156
Morgan Stanley (MORSUB)                     MORSUB     20078        $     1,185,209.97               2
Wells Fargo Bank, NA (MSA)                  MSA        20072        $   377,630,728.78            1149
Wells Fargo Bank, NA (MSB)                  MSB        20075        $   475,667,451.65            1313
Wells Fargo Bank, NA (MSLSA)                MSLSA      200613       $   247,600,845.59             808
Wells Fargo Bank (MSLSB)                    MSLSB      20066        $   175,629,863.82             604
Wells Fargo Bank (MSLSB)                    MSLSB      20068        $    79,691,797.55             254
Wells Fargo Bank (MSLSC)                    MSLSC      20061        $   183,617,988.54             465
Wells Fargo Bank (MSLSC)                    MSLSC      20069        $   295,976,120.05             991
Wells Fargo Bank, NA (MSLSD)                MSLSD      20076        $   498,569,920.56            1587
Wells Fargo Bank, NA (MSLSE)                MSLSE      20077        $                -               0
Wells Fargo Bank, NA (MSLSF)                MSLSF      200715       $   120,873,113.30             377
MorganStanley MLT 2006-3                    MSMLSL     20063        $   147,771,184.18             458
MorganStanley MLT 2006-5                    MSMLSL     20065        $   103,705,474.54             344
Wells Fargo Bank, NA (Greenwich)            RBSGCB     20072        $     1,569,613.92              13
Wells Fargo Bank, NA (Soundview)            SOUNDA     20071        $   214,734,822.65            1061

Number of Securities Serviced:  32                                  $ 6,364,085,624.14          19,718



(page)


EXHIBIT C*

1. The Asserting Party reported an instance of material non-compliance with the servicing criteria set forth in 1122(d)(4)(x)(B) of Regulation AB applicable to the Company during the year ended December 31, 2007. Item 1122(d)(4)(x)(B) requires that regarding any funds held in trust for an obligor (such as escrow accounts): (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws. It was noted that in 4 states; Oregon, Wisconsin, Maine and New Hampshire; that the interest rate used to credit interest to obligor(s)' trust funds was inaccurate.

2. Additional monitoring of the states' published interest rates has been implemented with additional emphasis on the effective change date and accuracy.


*Accountants' attestation will cover only paragraph 1 or, alternatively, will exclude paragraph 2.